Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated March 15, 2016

PRICING SUPPLEMENT No. 639 dated March     , 2016

(To Product Supplement No. 2 dated March 18, 2015,

Prospectus Supplement dated March 18, 2015

and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High

Yield Corporate Bond ETF due April 1, 2019

■	Linked to the price performance of the iShares® iBoxx $ High Yield Corporate Bond ETF
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Fund from its starting price to its ending price. The payment at maturity will reflect the following terms:

	■	If the value of the Fund increases, you will receive the original offering price plus 240% to 260% (to be determined on the pricing date) participation in the upside price performance of the Fund
	■	If the value of the Fund decreases but the decrease is not more than 20%, you will be repaid the original offering price
	■	If the value of the Fund decreases by more than 20%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the Fund in excess of 20%
■	Investors may lose up to 80% of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■

The payment at maturity on the securities is based solely on the price performance of the Fund, as distributions of interest payments by the Fund are excluded in measuring the Fund’s performance. Because the Fund is a “high yield” bond fund, excluding the Fund’s distributions of interest payments will likely exclude a significant portion of the overall performance of the Fund and will reduce, possibly significantly, the impact of the leverage feature of the securities

■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $950.22 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $935.22 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-10 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	—	$1,000.00
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Investment Description

The Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield Corporate Bond ETF due April 1, 2019 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the iShares® iBoxx $ High Yield Corporate Bond ETF (the “Fund”) from its starting price to its ending price. The securities provide:

(i)	the possibility of a leveraged return at maturity if the value of the Fund increases from its starting price to its ending price;

(ii)	repayment of principal if, and only if, the ending price of the Fund is not less than the starting price by more than 20%; and

(iii)	exposure to decreases in the value of the Fund if and to the extent the ending price is less than the starting price by more than 20%.

If the ending price is less than the starting price by more than 20%, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Fund is an exchange traded fund that seeks to track the Markit iBoxx USD Liquid High Yield Index, a bond index that is designed to measure the performance of the U.S. dollar-denominated liquid high yield corporate bond market. The term “high yield” refers to bonds that are rated below investment grade.

The payment at maturity on the securities is based solely on the price performance of the Fund, as distributions of interest payments by the Fund are excluded in measuring the Fund’s performance. Because the Fund is a “high yield” bond fund, excluding the Fund’s distributions of interest payments will likely exclude a significant portion of the overall performance of the Fund and will reduce, possibly significantly, the impact of the leverage feature of the securities. The value of the Fund may decline over the term of the securities even if, when distributions of interest payments are taken into account, a direct investment in the Fund would have realized an overall positive return over the same period.

You should read this pricing supplement together with product supplement no. 2 dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 2 dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096508/d890862d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares Trust. None of BTC, BFA or iShares Trust makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares Trust will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® iBoxx $ High Yield Corporate Bond ETF.

PRS-2

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-3

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Investor Considerations

We have designed the securities for investors who:

■	seek 240% to 260% (to be determined on the pricing date) leveraged exposure to the upside price performance of the Fund if the ending price is greater than the starting price;

■	desire to limit downside exposure to the Fund through the 20% buffer;

■	understand that if the ending price is less than the starting price by more than 20%, they will receive less, and possibly 80% less, than the original offering price per security at maturity;

■	are willing to forgo interest payments on the securities and distributions of interest payments on the bonds held by the Fund; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending price of the Fund may decrease by more than 20% from the starting price;

■	seek full return of the original offering price of the securities at stated maturity;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to the high yield corporate bond market;

■	seek exposure to the Fund but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Fund generally, or to the exposure to the Fund that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Terms of the Securities

Market Measure:	iShares® iBoxx $ High Yield Corporate Bond ETF

Pricing Date:	March 28, 2016*

Issue Date:	March 31, 2016.* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

•	if the ending price is greater than the starting price: $1,000 plus:

$1,000	x	ending price – starting price	x participation rate
starting price

•	if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

•	if the ending price is less than the threshold price: $1,000 minus:

$1,000	x	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity.

Stated Maturity Date:	April 1, 2019*. If the calculation day is postponed, the stated maturity date will be the later of (i) April 1, 2019* and (ii) the third business day after the calculation day as postponed.

Starting Price:	, the fund closing price of the Fund on the pricing date.

Ending Price:	The “ending price” will be the fund closing price of the Fund on the calculation day.

Threshold Price:	, which is equal to 80% of the starting price.

Participation Rate:	The “participation rate” will be determined on the pricing date and will be within the range of 240% to 260%.

Calculation Day:

March 27, 2019*. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-6

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Terms of the Securities (Continued)

Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RH79

PRS-7

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Hypothetical Payout Profile

The following profile is based on a hypothetical participation rate of 250% (the midpoint of the specified range for the participation rate) and a threshold price equal to 80% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual participation rate and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “underlying index.”

•

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 80% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 80% of the starting price. As a result, you may receive less, and possibly 80% less (if the Fund loses its entire value on the calculation day), than the original offering price per security at maturity even if the value of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•

No Periodic Interest Will Be Paid On The Securities. No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.”

•

The Securities Provide Exposure Solely To The Fund’s Price Performance, Which Excludes All Of The Fund’s Distributions Of Interest Payments. The securities provide exposure to the price performance of the Fund, not its yield performance. The “price performance” of the Fund will depend solely on changes in the value of the bonds held by the Fund (as reflected in the Fund’s market price) and will exclude all distributions by the Fund of any interest payments on those bonds. By contrast, the overall performance of a direct investment in the Fund would reflect changes in the value of the bonds held by the Fund as well as interest payments on those bonds. We refer to the overall performance of a direct investment in the Fund, taking into account changes in bond values as well as interest payments, as its “yield performance.” Because the Fund is a “high yield” bond fund, its price performance is likely to be significantly less than its yield performance.

The securities provide leveraged exposure at the participation rate to any positive price performance of the Fund. If the exposure that the securities provide to the Fund were viewed relative to the Fund’s yield performance, the effective participation rate would be less than the stated participation rate and might even be less than 100%, in which case the securities would reflect deleveraged, rather than leveraged, exposure relative to the yield performance of the Fund. Furthermore, it is possible that the Fund’s price performance will be negative over the term of the securities even if the Fund’s yield performance is positive over the same time period, because yield performance takes into account interest payments. For these reasons, an investment in the securities may significantly underperform a direct investment in the Fund.

See the section “The iShares iBoxx $ High Yield Corporate Bond ETF—Historical Information” below for a comparison of the price performance of the Fund to its yield performance and for an illustration of the rolling one-year distribution yield of the Fund, which investors in the securities will forgo, over the historical period specified.

•

An Investment In The Securities Involves Different Considerations Than A Direct Investment In The Fund. An investor making a direct investment in the Fund would expect to receive a return that is made up of two components: distributions of interest payments by the Fund and changes in the value of the bonds held by the Fund. Therefore, in making an investment decision with respect to the Fund, a direct investor would evaluate the potential for distributions of interest payments in addition to the potential for changes in bond values. By contrast, an investor in the securities will have no exposure to interest payments distributed by the Fund. Instead, the potential for a positive return on the securities will be based solely on changes in the value of the bonds held by the Fund. Therefore, in contrast to a decision to invest directly in the Fund, a decision to invest in the securities must be based solely on expectations concerning changes in the value of the bonds held by the Fund.

In stable market conditions (i.e., conditions with stable interest rates and credit risks, resulting in stable bond values), the overall return on a direct investment in the Fund would be expected to be attributable primarily, if not solely, to distributions by the Fund of interest payments on its underlying bonds. In these conditions, the yield performance of the Fund would be positive, but its price performance, which is the performance relevant to the securities, would be roughly zero. The price performance of the Fund would be expected to be positive only if market conditions that affect bond values change in a direction that is favorable to bond values. The most significant market conditions affecting bond values are prevailing market interest rates and credit risk. In

PRS-10

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Selected Risk Considerations (Continued)

general, bond values rise when prevailing market interest rates fall and/or when perceptions of creditworthiness improve. Therefore, in order for the Fund to have positive price performance, and in order for the securities to produce a positive return, prevailing market interest rates would need to fall and/or the perceived creditworthiness of high yield corporate issuers would need to improve (and, in particular, the perceived creditworthiness of the high yield corporate issuers held by the Fund would need to improve) over the term of the securities (in each case without a countervailing unfavorable movement by any other relevant factor). If neither of these circumstances comes to pass, the Fund is unlikely to have positive price performance, and if the opposite circumstances occur (i.e., if prevailing market interest rates rise and/or the perceived creditworthiness of high yield corporate issuers deteriorates), the price performance of the Fund is likely to be negative. In any such case, the price performance of the Fund may be zero or negative even though the yield performance of the Fund over the same period is positive.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account

PRS-11

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Selected Risk Considerations (Continued)

statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the price of the Fund at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Fund performance; interest rates; volatility of the Fund; time remaining to maturity; and distribution yield on the Fund. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the price of the Fund may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Fund Is Subject To Interest Rate Risk. As a bond fund, the Fund is subject to risks associated with changes in the value of its underlying bonds. One important risk affecting the value of a bond is interest rate risk. In general, as prevailing market interest rates rise, the value of a bond will decline. If prevailing market interest rates rise over the term of the securities, the value of the Fund may decline significantly, which may result in a significant loss on the securities.

•

The Fund Is Subject To The Significant Risks Associated With High Yield Bonds. The Fund attempts to track the performance of an index of “high yield” bonds. The term “high yield” refers to bonds that are rated below investment grade, which are also known as “junk bonds.” High yield bonds are riskier than investment grade bonds. In particular, high yield bonds are subject to a greater default risk than investment grade bonds. High yield bonds are often issued by smaller, less creditworthy companies or by highly leveraged (i.e., highly indebted) companies, which are generally less able to make scheduled payments of interest and principal than more financially stable companies. The value of high yield bonds can be adversely affected by overall economic conditions. In an economic downturn or a period of rising interest rates, high yield bond issuers may come under significant stress and may be unable to make payments on their outstanding bonds. For example, in and following the 2008 credit crisis in the United States, the value of high yield bonds dropped significantly. Some or all of the factors that contributed to that credit crisis could return during the term of the securities. If a similar event occurs during the term of the securities, the value of the bonds underlying the Fund, and therefore the value of the Fund, may decline significantly, which may result in a significant loss on the securities.

•

The Fund Is Concentrated In Illiquid Assets, Which Could Expose The Fund To Increased Volatility And An Increased Risk Of Sharp Declines, Particularly In Times Of Market Stress. The Fund invests in high yield corporate bonds, which are typically not listed on exchanges and in many cases are infrequently traded. In a downturn for the market generally or for an applicable issuer particularly, the price of an illiquid bond may decline steeply over a short period of time, as sellers may be many while buyers are few. In a time of market stress, the imbalance between sellers and buyers may be particularly great, and the decline particularly steep. The negative impact of illiquidity on the Fund may be even greater than on the underlying bonds because it may cause the Fund to trade at a discount to its net asset value. In normal market conditions, market participants may engage in arbitrage activity, including trading in the underlying bonds, that helps keep the Fund’s trading price in line with its net asset value. However, in times of market stress in illiquid markets, these market participants may be less inclined to participate in this activity, which could result in the Fund trading at a potentially significant discount to its net asset value. Therefore, illiquidity in a time of market stress may negatively impact the Fund twofold: first, by causing a steep decline in the price of the underlying bonds, and second, by causing the Fund to trade at a discount to the already reduced values of its underlying bonds.

PRS-12

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Selected Risk Considerations (Continued)

The securities may be at heightened risk of volatility of the Fund because the payment at maturity will depend solely on the fund closing price of the Fund on a single day. If the market for the bonds underlying the Fund is experiencing heightened stress and volatility around and on the calculation day, the payment at maturity may be adversely affected, even if the fund closing price recovers soon thereafter as market conditions stabilize. Bond market liquidity may change over time and may be less than it has been in the past as a result of a number of factors, including regulatory changes that may reduce the number and capacity of traditional market-makers in corporate bonds generally and high-yield bonds in particular.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Fund And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Fund. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the Fund because, among other reasons, the redemption amount will be determined by reference only to the closing price of a share of the Fund without taking into consideration the value of dividends and other distributions paid on such share.

•	Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

•	Changes That Affect The Fund Or The Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

•	We And Our Affiliates Have No Affiliation With The Sponsor Of The Fund Or The Sponsor Of The Underlying Index And Have Not Independently Verified Their Public Disclosure Of Information.

•

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index. The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. It is also possible that the Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

•	Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

•

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed. The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed calculation day.

•

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests. You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

PRS-13

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Selected Risk Considerations (Continued)

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending price of the Fund and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending price of the Fund if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the ending price of the Fund; and determining whether to adjust the ending price of the Fund on the calculation day in the event of certain changes in or modifications to the Fund or the underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Fund. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Fund from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index published on or prior to the pricing date could result in an increase in the price of the Fund on the pricing date, which would adversely affect investors in the securities by increasing the price at which the Fund must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Fund or the underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Fund or the underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge

PRS-14

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Selected Risk Considerations (Continued)

counterparties have a long hedge position in shares of the Fund or any of the securities included in the Fund or the underlying index, or derivative or synthetic instruments related to the Fund or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Fund or the underlying index. These hedging activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund or the securities included in the Fund or the underlying index and other instruments relating to the Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

•

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-15

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 250% (the midpoint of the specified range of the participation rate) and a range of hypothetical ending prices of the Fund:

•	the hypothetical percentage change from the hypothetical starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
$108.81	35.00%	$1,875.00	87.50%	22.07%
$104.78	30.00%	$1,750.00	75.00%	19.53%
$96.72	20.00%	$1,500.00	50.00%	13.97%
$88.66	10.00%	$1,250.00	25.00%	7.57%
$84.63	5.00%	$1,125.00	12.50%	3.96%
$80.60(2)	0.00%	$1,000.00	0.00%	0.00%
$76.57	-5.00%	$1,000.00	0.00%	0.00%
$72.54	-10.00%	$1,000.00	0.00%	0.00%
$68.51	-15.00%	$1,000.00	0.00%	0.00%
$64.48	-20.00%	$1,000.00	0.00%	0.00%
$63.68	-21.00%	$990.00	-1.00%	-0.33%
$60.45	-25.00%	$950.00	-5.00%	-1.70%
$40.30	-50.00%	$700.00	-30.00%	-11.53%
$20.15	-75.00%	$450.00	-55.00%	-24.90%
$0.00	-100.00%	$200.00	-80.00%	-47.02%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting price. The actual starting price will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting price, ending price and participation rate.

PRS-16

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical participation rate of 250% (the midpoint of the specified range for the participation rate) and assuming hypothetical starting prices and ending prices as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price:

Hypothetical starting price: $80.60

Hypothetical ending price: $88.66

Since the hypothetical ending price is greater than the hypothetical starting price, the redemption amount would equal:

$1,000 +	$1,000 x	$88.66 – $80.60	x 250%	= $1,250.00
$80.60

On the stated maturity date you would receive $1,250.00 per security.

Example 2. Redemption amount is equal to the original offering price:

Hypothetical starting price: $80.60

Hypothetical ending price: $70.50

Hypothetical threshold price: $64.48, which is 80% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price, but not by more than 20%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

Example 3. Redemption amount is equal to the original offering price:

Hypothetical starting price: $80.60

Hypothetical ending price: $40.30

Hypothetical threshold price: $64.48, which is 80% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price by more than 20%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000 x	$64.48 – $40.30	= $700.00
$80.60

On the stated maturity date you would receive $700.00 per security.

To the extent that the starting price, ending price and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-17

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF

The iShares iBoxx $ High Yield Corporate Bond ETF is issued by the iShares Trust, a registered investment company. The iShares iBoxx $ High Yield Corporate Bond ETF seeks investment results that correspond generally to the performance, before fees and expenses, of the iBoxx® $ Liquid High Yield Index. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The iShares iBoxx $ High Yield Corporate Bond ETF is listed on the NYSE Arca, Inc. under the ticker symbol “HYG.”

This pricing supplement relates only to the securities offered thereby and does not relate to the iShares iBoxx $ High Yield Corporate Bond ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares iBoxx $ High Yield Corporate Bond ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares iBoxx $ High Yield Corporate Bond ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the iShares iBoxx $ High Yield Corporate Bond ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares iBoxx $ High Yield Corporate Bond ETF (and therefore the price of the iShares iBoxx $ High Yield Corporate Bond ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares iBoxx $ High Yield Corporate Bond ETF could affect the payment at maturity on the securities and therefore the value of the securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares iBoxx $ High Yield Corporate Bond ETF or the issuers of the securities held by the iShares iBoxx $ High Yield Corporate Bond ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares iBoxx $ High Yield Corporate Bond ETF or such issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares iBoxx $ High Yield Corporate Bond ETF or such issuers.

The iBoxx® $ Liquid High Yield Index

We obtained all information contained in this pricing supplement regarding the iBoxx $ Liquid High Yield Index (the “HY Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Markit Group Limited, the index sponsor (“Markit”). Markit has no obligation to continue to publish, and may discontinue publication of, the HY Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the HY Index in connection with the offer and sale of the securities.

The HY Index is designed to reflect the performance of the U.S. dollar-denominated high yield corporate bond market. The HY Index is market-value weighted with an issuer cap of 3%.

The HY Index consists of sub-investment grade U.S. dollar-denominated bonds issued by corporate issuers from developed countries and rated by at least one of three rating services: Fitch Ratings (“Fitch”), Moody’s Investors Service (“Moody’s”) or Standard & Poor’s Rating Services (“S&P”). The HY Index composition is rebalanced once a month, after the close of business on the last business day of the rebalancing month (the “rebalancing date”). The new HY Index composition becomes effective on the first business day of the next month (the “composition month”).

The bonds in the HY Index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date, provided that the relevant bond data can be verified, at Markit’s sole discretion, as of such date (the “Bond Selection Cut-off Date”).

PRS-18

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF (Continued)

The HY Index is multi-contributor priced. Prices for the bonds in the HY Index are sourced from a number of leading market makers. The received quotes are subject to a quality control process which is intended to exclude stale or off-market prices, and the quotes that pass the quality control are consolidated to the HY Index price. Additionally, the HY Index rules and their application are governed by two committees:

•

Technical Committee: composed of representatives of market makers and banks. The Technical Committee meets once a month in order to arbitrate monthly rebalancing, and to monitor market developments. It also provides assistance in the identification of eligible constituents, especially in the instance where the eligibility or the classification of a bond is unclear or contentious. Additionally, the Technical Committee discusses any market developments which may warrant index rule changes and provides recommendations on changes to the rules.

•

Oversight Committee: composed of representatives from a broad range of asset managers. The purpose of the Oversight Committee is to review the recommendations of the Technical Committee and also to provide consultation on any market developments which may warrant rule changes.

Selection Criteria for the iBoxx $ Liquid High Yield Index

The following selection criteria are applied to select the constituents for the HY Index: bond type, credit rating, time to maturity, amount outstanding, classification, lockout period and minimum run.

Bond Type. Only fixed-rate bonds whose cash flow can be determined in advance are eligible for the HY Index. The HY Index is comprised solely of bonds. Treasury Bills and other money market instruments are not eligible. The HY Index includes only U.S. dollar denominated bonds.

In particular, bonds with the following characteristics are included: fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), sinking funds and amortizing bonds, medium-term notes, Rule 144A offerings, callable bonds and putable bonds.

The following instrument types are specifically excluded from the HY Index: preferred shares, optionally and mandatorily convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g., options or warrants), private placements, perpetual bonds (unless callable and meets the time to maturity requirements set forth below), floating rate notes, pay-in-kind bonds (during the pay-in-kind period), zero coupon bonds, zero step-ups (GAINS), bonds with differences between accrual and coupon payment periods and monthly-paying bonds, and Regulation S offerings.

Any bond subject to a firm call or tender offer, with the exception of exchange offers, in the month immediately following the rebalancing date will be excluded from the HY Index, provided that Markit is aware of that tender offer or call as of the Bond Selection Cut-off Date.

Credit Rating. Bonds in the HY Index must have a Markit iBoxx Rating of sub-investment grade, which is defined as BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s, but the bonds must not be in default. If a bond is rated by more than one of the foregoing ratings agencies, then the Markit iBoxx Rating is the average of the provided ratings. The rating is consolidated to the nearest rating grade in accordance with Appendix 4.3 to the Markit iBoxx Rules. Rating notches are not used. Issues rated D by Fitch or S&P, or that have been subject to a default press release by Moody’s cannot enter the HY Index. Those issues in the HY Index that are subsequently downgraded to D by Fitch or S&P or subject to a default press release by Moody’s (as of the Bond Selection Cut-off Date) will be taken out of the HY Index on the next rebalancing date. After a bond has migrated into high yield from investment grade status, it must retain that status for three months (the “stabilization period”) before it can be included in the HY Index. In case of an ID change or changes of a 144A version into a registered bond, the ratings from the 144A bond also are used for the registered bond.

Time to Maturity. To qualify for entry in the HY Index, bonds must have at least one year and six months remaining time to maturity. Bonds in the HY Index must have maturities of at least one year at the rebalancing date. As of issuance the time to maturity of the bonds should be fifteen years or less.

PRS-19

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF (Continued)

Amount Outstanding. The outstanding face value of all bonds denominated in U.S. dollars from the issuer must be greater than or equal to $1 billion as of the Bond Selection Cut-off Date. The outstanding face value of a bond must be greater than or equal to $400 million as of the Bond Selection Cut-off Date. Partial buybacks or increases will affect the outstanding face value of a prospective bond. Markit considers changes to the outstanding face value of a candidate bond as a result of partial or full buybacks or increases, provided that Markit is aware of such changes as of the Bond Selection Cut-off Date.

Bond Classification. The bond must be corporate credit, i.e., debt instruments backed by corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns and government-backed or guaranteed entities is excluded.

Bonds must be denominated in U.S. dollars.

Bonds from countries classified as developed markets based on the “Markit Global Economic Development Classification” are eligible for the HY Index. The issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or the United Kingdom in order to be eligible for inclusion in the HY Index. A new country is added to the HY Index if it is classified as a developed market based on the “Markit Global Economic Development Classification”. A country is no longer eligible for the HY Index if it is classified as an emerging market based on the “Markit Global Economic Development Classification”. The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion or exclusion of a country becomes effective at the end of the October following that publication.

Lockout Period. A bond that drops out of the HY Index at the rebalancing day is excluded from re-entering the index for a three-month period. The rule for the lockout period takes precedence over the other rules for the HY Index selection. A locked out bond will not be selected, even if it qualifies for the HY Index

Minimum Run. Any bond that enters the HY Index must remain in the HY Index for a minimum of six months, provided it is not upgraded to investment grade, defaulted or fully redeemed in that period.

Annual Index Review

The rules for the HY Index are reviewed once per year during the annual index review process to ensure that the HY Index provides a balanced representation of the U.S. dollar denominated liquid high yield corporate debt market. The results of the annual index review become effective at the end of October.

Index Rebalancing

The HY Index is rebalanced every month, on the last business day of the month after the close of business, i.e., the rebalancing date. Changes to amounts outstanding are taken into account only if they are publicly known three business days before the end of the month. Changes in ratings are taken into account only if they are publicly known two business days before the end of the month. New bonds issued are taken into account if they are publicly known to settle until the last calendar day of the month, inclusive, and if their rating has become known at least three business days before the end of the month.

In a first step, the selection criteria set out above are applied to the universe of U.S. dollar-denominated bonds. Bond ratings and amount outstanding are used as of the Bond Selection Cut-off Date. Maturity dates remain fixed for the life of the bond. Only bonds with a first settlement date on or before the rebalancing date are included in the selection process. Once the eligible bond universe has been defined, the weight for each bond is determined and if necessary capped, applying an issuer cap of 3%. The weights and capping factors are determined on the last business day of each month using the end-of-month market values.

PRS-20

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF (Continued)

Treatment of Special Intra-Month Events

If a bond is fully redeemed intra-month, the bond effectively ceases to exist. In all calculations, the redeemed bond is treated as cash based on the last iBoxx price, the call price or the repurchase price, as applicable. A redemption factor and redemption price are used to treat these events in the HY Index and in calculations relating thereto. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

If a bond is identified as trading flat of accrued, the accrued interest on the bond is set to zero in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

Some bonds have predefined coupon changes that lead to a change in the annual coupon over the life of the bond. In all instances, the coupon change must be a fixed amount on top of a fixed coupon, i.e. floating coupon bonds are not eligible for the HY Index. The two main categories of bonds with coupon changes of this nature are step-up bonds and event-driven bonds. Step-up bonds have a pre-defined coupon schedule that cannot change during the life of the bond. That coupon schedule is used in all bond calculations. Event-driven bonds’ coupons may change upon the occurrence (or non-occurrence) of specified events, such as ratings changes, failure to register a bond or failure to complete a merger. In the calculation of the HY Index and the analytics, the coupon schedule as of the calculation date is used. Any events occurring after the calculation date are ignored in the determination of the applicable coupon schedule.

PRS-21

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF (Continued)

Historical Information

We obtained the historical information presented below from Bloomberg Financial Markets without independent verification. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

The following graph sets forth daily closing prices of the Fund for the period from May 22, 2007 to March 9, 2016. The closing price on March 9, 2016 was $80.60. You should note that the scale on the following graph differs from the scale on the comparison graph that follows in order to more clearly illustrate the magnitude of fluctuations in the closing price of the Fund over the historical period shown.

PRS-22

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF (Continued)

The following graph shows a comparison of the price performance of the Fund to its yield performance for the period from May 22, 2007 to March 9, 2016. The daily closing price of the Fund from May 22, 2007 to March 9, 2016 is depicted by the line marked “Price Performance” in the graph below. The line marked “Yield Performance” reflects the hypothetical value of an investment initially in one share of the Fund purchased at its closing price on May 22, 2007, with all distributions thereafter reinvested in additional shares of the Fund. The difference between the Price Performance line and the Yield Performance line in the following graph illustrates the significant impact of the Fund’s distributions of interest payments, and the effect of reinvesting those distributions of interest payments, over a period of nearly nine years, which is longer than the term of the securities.

PRS-23

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF (Continued)

The following graph illustrates the rolling one-year distribution yield of the Fund for the period from May 22, 2008 to March 9, 2016. The graph below illustrates, on a monthly basis, the total amount of distributions by the Fund over the prior 12 months expressed as a percentage of the Fund’s then most recent closing price. The purpose of this graph is to illustrate the historical magnitude of the distribution yield on the Fund, excluding the effects of the Fund’s price performance. Investors in the securities will forgo the distribution yield on the Fund over the three-year term of the securities.

PRS-24

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

The iShares iBoxx $ High Yield Corporate Bond ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Fund for the period from May 22, 2007 to June 30, 2007, for each quarter in the period from July 1, 2007 through December 31, 2015 and for the period from January 1, 2016 to March 9, 2016.

	High	Low	Last
2007
Second Quarter (May 22, 2007 to June 30, 2007)	$106.47	$101.85	$101.85
Third Quarter	$106.09	$95.50	$104.00
Fourth Quarter	$104.70	$99.10	$100.55
2008
First Quarter	$99.70	$93.65	$96.68
Second Quarter	$100.58	$93.81	$94.06
Third Quarter	$93.89	$78.53	$82.18
Fourth Quarter	$85.10	$63.40	$76.08
2009
First Quarter	$80.10	$61.64	$67.80
Second Quarter	$79.74	$67.10	$79.71
Third Quarter	$86.47	$75.57	$86.35
Fourth Quarter	$88.54	$83.39	$87.84
2010
First Quarter	$89.68	$83.61	$88.37
Second Quarter	$89.60	$82.64	$84.90
Third Quarter	$89.69	$84.68	$89.69
Fourth Quarter	$91.89	$88.35	$90.29
2011
First Quarter	$92.50	$89.78	$91.96
Second Quarter	$92.85	$87.89	$91.31
Third Quarter	$91.84	$82.73	$82.73
Fourth Quarter	$90.39	$81.05	$89.43
2012
First Quarter	$92.13	$88.90	$90.84
Second Quarter	$91.22	$86.47	$91.22
Third Quarter	$93.91	$90.45	$92.37
Fourth Quarter	$93.90	$90.67	$93.35
2013
First Quarter	$94.88	$92.98	$94.35
Second Quarter	$96.29	$89.04	$90.86
Third Quarter	$93.97	$89.85	$91.56
Fourth Quarter	$93.79	$91.51	$92.88
2014
First Quarter	$94.93	$92.51	$94.39
Second Quarter	$95.38	$93.78	$95.20
Third Quarter	$94.87	$91.36	$91.95
Fourth Quarter	$93.18	$86.89	$89.60
2015
First Quarter	$91.90	$88.43	$90.61
Second Quarter	$91.50	$88.38	$88.80
Third Quarter	$88.93	$82.77	$83.29
Fourth Quarter	$85.83	$78.84	$80.58
2016
January 1, 2016 to March 9, 2016	$80.97	$75.59	$80.60

PRS-25

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” in the accompanying product supplement and “Selected Risk Considerations” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•

Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the shares of the Fund. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the Fund with a value equal to the amount you paid to acquire your securities and subsequently sold those shares for their fair market value at the time your securities are sold, exchanged or retired (which would reflect the percentage increase, without regard to the participation rate, in the value of the shares of the Fund over the term of the securities). Alternatively, the “net underlying long-term capital gain” could be calculated using a number of shares of the Fund that reflects the participation rate used to calculate the payment that you will receive on your securities. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussion below, if you are a non-U.S. holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

The U.S. Treasury Department recently finalized the regulations referred to in “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Application of Section 871(m) of the Code” in the accompanying product supplement, which require withholding on certain “dividend equivalent” payments to non-U.S. persons. Based on the effective date in the final regulations, those regulations generally will not apply to the securities assuming there is no significant modification to the securities’ terms that results in a deemed exchange of the securities for U.S. federal income tax purposes.

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations – FATCA Legislation,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities. However, under a recent IRS notice, withholding under FATCA will apply to the payment of gross proceeds (other than any amount treated as interest) only with respect to a disposition of the securities after December 31, 2018. You should consult your tax adviser regarding the potential application of FATCA to the securities.

PRS-26

Market Linked Securities—Leveraged Upside Participation

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Price Performance of the iShares® iBoxx $ High Yield

Corporate Bond ETF due April 1, 2019

United States Federal Tax Considerations (Continued)

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-27